EXHIBIT 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER OF AGENTIX CORP.

In connection with the accompanying Annual report on Form 10-K of Agentix Corp. for the year ended March 31, 2025, the undersigned, Riazul (Rehan) Huda, Director of Agentix Corp., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual report on Form 10-K for the year ended March 31, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Annual Report on Form 10-K for the year ended March 31, 2025, fairly presents, in all material respects, the financial condition and results of operations of Agentix Corp.

Date: July 15, 2025	By:	/s/ Riazul (Rehan) Huda
Riazul (Rehan) Huda Director
(principal executive officer, principal accounting officer and principal financial officer)